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Exhibit 23.1

Consent of Independent Certified Public Accountants

        We consent to the reference to our firm under the caption "Experts" and to the use of our report on the combined financial statements of The DASCO Companies, L.L.C for each of the three years in the period ended December 31, 2003 dated May 10, 2004, our report on the balance sheet of DASCO Medical Properties Trust as of March 8, 2004 (Inception) dated May 10, 2004, and our report on the combined statement of revenues over certain expenses of the Provena Properties for the nine months ended September 30, 2003 and for the year ended December 31, 2002 dated May 10, 2004 included in the Registration Statement (Form S-11 No. 33-            ) and related Prospectus of DASCO Medical Properties Trust for the Registration of              of its common shares.

                          /s/ Ernst & Young LLP

West Palm Beach, Florida
May 12, 2004

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Consent of Independent Certified Public Accountants